Exhibit 5

Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715-0001

Individual Flexible Premium Deferred Variable Annuity Application

A. Annuitant information	E. Lump sum premium
Name______________________________________	(for replacements, rollovers, transfers and
Address___________________________________	exchanges)
__________________________________________	$_______________________________________________
Telephone(_______)________________________
Gender: M F Birth date____/____/____	F. Billing information
Marital status: Married Single	(for flexible premium contributions)
Occupation/code___________________________	Month of first payment__________________________
Social security #_________________________	First payment________Subsequent payment_________
Total first year payment________________________
B. Owner information	List bill group #_______________________________
(if different than annuitant)	Billing mode:
Name______________________________________	EFT Direct List bill Other________
Address___________________________________	(1/12) Annually 1/26
__________________________________________	Semiannually 1/20
Telephone(_______)________________________	Quarterly 1/12
Gender: M F Birth date____/____/____	Monthly 1/10
Marital status: Married Single	1/9
Occupation/code___________________________
Social security #_________________________	G. Electronic funds transfer
Federal identification number_____________	(Please attach a sample check)
Establish a monthly draft from my bank account
C. Employer information	on the:
Employer name_____________________________	5 10 15 20 25
Address___________________________________	Checking Account Savings Account
__________________________________________	Amount of Draft_________________________________
Telephone(_______)________________________	Bank Name_______________________________________
Federal identification number_____________	Bank Address____________________________________
________________________________________________
D. Contract type (check only one)	Bank Routing Number_____________________________
403(b) IRA Roth Conv. Roth	Depositor Account Number________________________
457(b) Non-Qualified SEP	In order to pay premiums on policies I (we)
Simple Other_________________________	request and authorize the company to
withdraw monthly.

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H. Beneficiary information
Primary beneficiary	Contingent Beneficiary
Name______________________________________	Name____________________________________________
Relationship______________________________	Relationship____________________________________
Address___________________________________	Address_________________________________________
__________________________________________	________________________________________________
Telephone(_______)________________________	Telephone(_______)______________________________
Birth date (MM/DD/YY)______/______/_______	Birth date (MM/DD/YY)_______/_______/___________
Social security #_________________________	Social security #_______________________________
Additional comments_______________________	Additional comments_____________________________
__________________________________________	________________________________________________
__________________________________________	________________________________________________
__________________________________________	________________________________________________

I. Investment instructions

Allocation Option	Premiums	Lump Sum	Allocation Option	Premiums	Lump Sum
Large Company Blend			Small Company Blend
30 JP Morgan US Large Cap Core	%	%	32 Neuberger Berman Genesis Fund*	%	%
20 Fidelity VIP Growth and Income	%	%	18 T. Rowe Price Small Cap Stock*	%	%
10 Wilshire 5000 Index Portfolio	%	%	Small Company Growth
21 Fidelity VIP 500 Index Portfolio	%	%	09 HM Small Cap Growth Fund	%	%
Large Company Growth			35 Credit Suisse Small Cap Growth	%	%
33 Alliance Premier Growth Portfolio	%	%	16 Wilshire Small Company Growth*	%	%
23 Fidelity VIP Growth Portfolio	%	%	Small Company Value
11 Wilshire Large Company Growth	%	%	36 Ariel Fund* **	%	%
Large Company Value			17 T. Rowe Price Small Co Value*	%	%
01 HM Equity Fund	%	%	15 Wilshire Small Company Value*	%	%
07 HM Socially Responsible Fund	%	%	International
27 Davis Value Portfolio	%	%	08 HM International Equity Fund	%	%
14 Wilshire Large Company Value*	%	%	24 Fidelity VIP Overseas Portfolio	%	%
Mid-size Company Blend			Fix Income
22 Fidelity VIP Mid Cap Portfolio	%	%	00 HM Fixed Account	%	%
31 Rainier Small/Mid Cap Equity Fund*	%	%	03 HM Income Fund	%	%
Mid-size Company Growth			04 HM Short Term Fund	%	%
34 Putnam VT Vista Fund	%	%	26 Fidelity VIP Investment Grade Bond	%	%
29 Strong Mid Cap Growth Fund II	%	%	25 Fidelity VIP High Income Portfolio	%	%
Mid-size Company Value			Balanced
37 Ariel Appreciation Fund* **	%	%	02 HM Balanced Fund	%	%
28 Strong Opportunity Fund II	%	%	Total	100%	100%

*      These investment options are not available for non-qualified products.
**    These investment options are not available for 457(b) products.

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J.  Rebalancing

Please select one of the following:
   One time/single rebalance
   Progressive Rebalancing
         Over a three month period of time
         Over a six month period of time
         Over a 12 month period of time
   Automated Rebalancing
         Quarterly (every three months)
         Semi-Annually (every six months)
         Annually (every 12 months)

Investment Option #                                  Percentage

                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %
                                                                                       %

You may select a maximum of 10 investment options for rebalancing.

Your request will be completed on the date it is received in the home office. If your request for progressive rebalancing or automated rebalancing is received on the 29th, 30th, or 31st, subsequent rebalancing will be processed on the 28th of future months.

K.  Transfer between accounts/DCA

Please select one of the following:
   Transfer monthly for three months
   Transfer monthly for 6 months
   Transfer monthly for 12 months

Indicate dollar amount ($), percentages (%), or "all"

Value              From Invst. Option #            To Invst. Option #

______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________
______           _______________              _____________

You may select a maximum of 10 investment options for transfers between accounts/dollar cost averaging.

Your request will be completed on the date it is received in the home office. If you request multiple transfers or dollar-cost averaging, future transfers that would fall on the 29th, 30th, or 31st of the month will be processed on the 28th of the month.

L.  Fraud notices

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Florida - Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

Maryland, Oregon, Vermont, and Washington - Any person who knowingly and with intent to defraud an insurer submits an application or files a claim containing false, incomplete, or misleading statements of material fact may be guilty of a crime.

Nebraska - Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of a crime and may be subject to fines and confinement in prison.

Pennsylvania - Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Tennessee - It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

M.  Special instructions

N.  Attachments

       Suitability form
       Transfer/rollover request form
       Loan Request form
       Maximum Allowable Contribution form
       Other

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O.  Replacements

Do you currently have existing policies or contracts? Yes ☐ No

Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?

Yes No

If yes, complete chart below:
Company name	Contract # (if applicable)	Will value be transferred to Horace Mann?
Yes No
Yes No
Yes No

Client signature________________________________________________________________________________________________

To the best of your knowledge, does the application for this annuity involve replacement of life insurance or annuities currently in force?

Yes, as indicated above   No

Agent's signature_______________________________________________________________________________________________

P.  Acknowledgement and authorization

I agree that the information provided above is full, complete and true to the best of my knowledge and belief. I acknowledge receipt of the "important notice" applicable to my contract and the current prospectus for the Horace Mann Life Insurance Company Separate Account and the other Underlying Fund prospectuses. I understand that all payments and values provided by the contract, when based on investment experience of Variable Account(s), are variable and not guaranteed as to dollar amount.

I hereby authorize Horace Mann Life Insurance Company and Horace Mann Investors, Inc. to hold any money (ies) received if the application is not complete until such time as the application is made complete.         Yes        No

Signed at_________________________________________ on _________________________________________
                        (city/state)                                    (date)
Contract owner's signature_____________________________________________________________________
Agent's name (1)_______________________________________________________________________________
Agent's signature (1)____________________________________________ Agent #______________________
State code______________ License #___________________ Percent__________________________________                                      (if applicable)
Agent's name (2)_______________________________________________________________________________
Agent's signature (2)_____________________________________________Agent #______________________
State code______________ License #___________________ Percent__________________________________                                      (if applicable)

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